Exhibit 10.12

KiOR, Inc.

2011 Long-Term Incentive Plan

Restricted Stock Unit Award Agreement

1.	Grant of Restricted Stock Units

KiOR, Inc. (the “Company”) hereby grants to              (the “Grantee”) an award of              restricted stock units (the “RSUs”), effective as of February 24, 2012 (the “Grant Date”) in accordance with the KiOR, Inc. 2011 Long-Term Incentive Plan (the “Plan”).

2.	Relationship to the Plan

This Award Agreement is subject to the terms and conditions set forth in the Plan and any rules and regulations adopted by the Committee from time to time. Any terms used in this Award Agreement and not defined herein have the meanings set forth in the Plan. In the event of an inconsistency between the terms of the Plan and this Award Agreement, the terms of the Plan will control.

3.	Vesting

Unless vested on an earlier date as provided in Section 7 hereof, the RSUs will vest as follows:

Vesting Date	Percentage Vested

provided that the Grantee has been continuously employed by the Company from the Grant Date through the applicable vesting date.

Notwithstanding the foregoing, however, all RSUs not then vested shall vest immediately upon termination if the Grantee’s employment with the Company terminates by reason of the Grantee’s Disability or death. If the Grantee’s employment with the Company terminates other than by reason of Disability or death, the RSUs (to the extent not then vested) shall be forfeited as of the date the Grantee’s employment so terminates.

4.	Non-Transferability

No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Grantee. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of the Restricted Stock, prior to the lapse of restrictions, that does not satisfy the requirements hereunder shall be void and unenforceable against the Company.

Notwithstanding the foregoing, in the case of the Grantee’s Disability or death, the Grantee’s rights under this Award Agreement may be exercised by the Grantee (or his or her guardian) in the event of Disability or his or her Beneficiary in the event of death.

5.	Stockholder Rights

The Grantee shall not have any rights of a stockholder of the Company with respect to the RSUs, including voting and the right to receive dividends.

6.	Disability

Determination of the date of termination of employment by reason of Disability and the satisfaction of the requirements for Disability shall be based on such evidence as the Committee may require and a determination by the Committee of such date of termination and satisfaction shall be final and controlling on all interested parties.

7.	Forfeiture

If the Grantee’s employment is terminated prior to the date all of the RSUs vest pursuant to Section 3, such unvested RSUs shall be forfeited immediately, except as provided in this section. In the event of the Grantee’s death or Disability while employed by the Company prior to the date all of the RSUs vest pursuant to Section 3, all of such unvested RSUs shall be immediately vested.

8.	Settlement of RSUs

Payment of vested RSUs shall be made in the form of cash or shares of Common Stock as determined by the Committee as soon as administratively practicable after the date the RSUs vest, but in no case later than the March 15th following the year in which vesting occurs.

9.	Tax Withholding

The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Award Agreement.

10.	Beneficiary

The Grantee may designate a beneficiary to receive the RSUs that become vested due to the Grantee’s death, and may change the beneficiary designation from time to time. Beneficiary designations must be duly executed using the proper form designated by the Committee attached hereto as Exhibit A and timely filed with the Company’s General Counsel. If the Grantee fails to designate a beneficiary, any vested RSUs will be transferred to the legal representative of the Grantee’s estate.

11.	Code Section 409A; No Guarantee of Tax Consequences

It is intended that this award of RSUs not be subject to the requirements of Section 409A of the Code pursuant to the short-term deferral exception in Treasury Regulation § 1.409A-1(b)(4), and the provisions hereof shall be interpreted and administered accordingly. The Company makes no commitment or guarantee to the Grantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Award Agreement.

12.	Notices

All notices required or permitted under this Award Agreement shall be in writing and shall be delivered personally or by mailing by registered or certified mail, postage prepaid, to the other party. Notice by mail shall be deemed delivered at the time and on the date the same is postmarked.

Notices to the Company should be addressed to:

KiOR, Inc.

13001 Bay Park Road

Pasadena, Texas 77507

Attention: General Counsel

Notices to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the Company’s records. The Company or the Grantee may by writing to the other party, designate a different address for notices.

If the receiving party consents in advance, notices may be transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

13.	Headings

The headings in this Award Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Award Agreement.

14.	Successors

All obligations of the Company under the Plan with respect to RSUs granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.	Governing Law; Restrictions

This Award Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

No Common Stock or other form of payment shall be issued hereunder unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws.

16.	Award Agreement Not a Contract

Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company to terminate the Grantee’s employment at any time, nor confer upon the Grantee any right to continue in the capacity in which the Grantee is employed by the Company.

17.	Entire Award Agreement; Modification

This Award Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and may not be modified except as provided in the Plan or in a written document executed by both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, this Award Agreement has been executed by the Company and the Grantee, effective as of the date on the first page of this Award Agreement.

KiOR, INC.

By:		By:
	Grantee	Title:

Date

EXHIBIT A

KIOR, INC.

2011 LONG-TERM INCENTIVE PLAN

Beneficiary Designation Form

The Grantee has been awarded Restricted Stock Units (“RSUs”) pursuant to one or more restricted stock unit award agreements (the “Award Agreement(s)”). In the event of the Grantee’s death, the Grantee hereby designates the Beneficiary(ies) identified below to receive any vested RSUs granted to the Grantee under the Award Agreement(s). Such RSUs shall be transferred to the Beneficiary(ies) identified below and shall be subject to all the terms and conditions of the applicable Award Agreement(s).

PRIMARY BENEFICIARY. If the Grantee designates more than one Primary Beneficiary and one of the Grantee’s Primary Beneficiaries predeceases him or her, that person’s share will be allocated pro rata to the Grantee’s remaining surviving Primary Beneficiaries. (Please Print)

Name and Address	Date of Award Agmt	# of RSUs	Social Security Number
1
2
3

If no Primary Beneficiary survives the Grantee, the Grantee hereby designates the following as Beneficiary.

CONTINGENT BENEFICIARY. If the Grantee designates more than one Contingent Beneficiary and one of the Grantee’s Contingent Beneficiaries predeceases him or her, that person’s share will be allocated pro rata to the Grantee’s remaining surviving Contingent Beneficiaries. (Please Print)

Name and Address	Date of Award Agmt	# of RSUs	Social Security Number
1
2
3

The Grantee reserves the full right to revoke or modify this designation at any time by filing a subsequent written designation. Any Beneficiary Designation Form is effective only when acknowledged and accepted by a representative of the Company. Upon acknowledgment and acceptance by the Company, all previous Beneficiary Designation Forms are hereby revoked.

Grantee’s Name (Printed)	Signature of Grantee	Date

ACKNOWLEDGMENT AND ACCEPTANCE

	For the Company	Date

A-1